Exhibit 99.1

THINOPS RESOURCES, LLC
FINANCIAL STATEMENTS
DECEMBER 31, 2014 AND 2013

Lichter, Yu and Associates, Inc.
Certified Public Accountants

16133 Ventura Blvd., suite 450
encino, California 91436
Tel (818)789-0265   Fax (818) 789-3949

Report of Independent Registered Public Accounting Firm

Board of Directors and Members of
ThinOps Resources, LLC

We have audited the accompanying balance sheets of ThinOps Resources, LLC (the “Company”) as of December 31, 2014 and 2013, and the related statements of operations, changes in member’s equity (deficit), and cash flows for the years ended December 31, 2014 and 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ThinOps Resources, LLC as of December 31, 2014 and 2013, and the results of their operations and their cash flows for the years ended December 31, 2014 and 2013, in conformity with accounting principles generally accepted in the United States of America.

/s/ Lichter, Yu and Associates, Inc.

Encino, California
September 14, 2015

THINOPS RESOURCES, LLC
BALANCE SHEETS
DECEMBER 31, 2014 AND 2013

ASSETS
	2014	2013
CURRENT ASSETS
Cash and cash equivalents	$147,257	$32,573
Accounts receivable	432,508	142,478
Prepaid expenses	318	-
TOTAL CURRENT ASSETS	580,083	175,051

NON-CURRENT ASSETS
Deposits	427	905
TOTAL NON-CURRENT ASSETS	427	905
TOTAL ASSETS	$580,510	$175,956

LIABILITIES AND MEMBER'S EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued expenses	$147,802	$85,595
Other payables	6,137	27,112
Income tax payable	9,039	-
Trade financing	361,645	123,908
TOTAL CURRENT LIABILITIES	524,623	236,615

MEMBER'S EQUITY (DEFICIT)	55,887	(60,659)

TOTAL LIABILITIES AND MEMBER'S EQUITY (DEFICIT)	$580,510	$175,956

The accompanying notes are an integral part of these financial statements

THINOPS RESOURCES, LLC
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

	2014	2013

Revenue	$2,000,499	$727,290
Cost of revenue	1,187,972	459,250
Gross profit	812,527	268,040

Operating Expenses
Advertising and promotion	24,485	15,360
Legal and professional	40,520	29,440
General and administration expenses	56,299	51,967
Total operating expenses	121,304	96,767
Income from operations	691,223	171,273

Other Expense
Trade financing fees	32,051	15,056
Total Other Expense	32,051	15,056

Income before provision for income taxes	659,172	156,217

Provision for income taxes	9,039	-

Net income	$650,133	$156,217

The accompanying notes are an integral part of these financial statements

THINOPS RESOURCES, LLC
STATEMENTS OF CHANGES IN MEMBER'S EQUITY (DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

	2014	2013

Balance at beginning of year	$(60,659)	$7,999
Member's distribution	(533,587)	(224,875)
Net income	650,133	156,217

Balance at end of year	$55,887	$(60,659)

The accompanying notes are an integral part of these financial statements

THINOPS RESOURCES, LLC
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

	2014	2013

Net income	$650,133	$156,217
Adjustments to reconcile net income to net cash
provided by operating activities:

(Increase) decrease in assets:
Accounts receivable	(290,030)	(123,453)
Prepaid expenses	(318)	8,083
Deposits	477	1,822
Increase (decrease) in current liabilities:
Accounts payable and accrued expenses	62,207	29,348
Income tax payable	9,039	-
Other payable	(20,975)	27,112
Net cash provided by operating activities	410,534	99,129

CASH FLOWS FROM INVESTING ACTIVITIES	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Member's distributions	(533,587)	(224,875)
Trade financing, net	237,737	123,908
Net cash used in financing activities	(295,850)	(100,967)

Net increase in cash and cash equivalents	114,684	(1,838)

Cash and cash equivalents at the beginning of the period	32,573	34,411

Cash and cash equivalents at the end of the period	$147,257	$32,573

SUPPLEMENTAL DISCLOSURES:

Cash paid during the year for:
Income tax payments	$-	$-
Interest payments and trade financing	$32,051	$15,056

The accompanying notes are an integral part of these financial statements

THINOPS RESOURCES, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2014 AND 2013

Note 1 – ORGANIZATION

Organization

ThinOps Resources, LLC (the “Company”, “we”, “our”) was organized under the laws of the State of Texas on October 25, 2012 to provide management and technology consulting services.

Note 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.  Estimates and assumptions are reviewed periodically and the effects of revisions are reflected in the financial statements in the period they are determined.

Cash and Cash Equivalents
Cash and equivalents include cash on hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.  We maintain cash deposits at banks located in Texas.  Deposits at these banks are insured by the Federal Deposit Insurance Corporation up to $250,000. We have not experienced any losses in such accounts and believe we are not exposed to any significant risk on cash and cash equivalents.

Allowance for Doubtful Accounts
The Company maintains an allowance for doubtful accounts for estimated losses inherent in its accounts receivable portfolio. In establishing the required allowance, management regularly reviews the composition of accounts receivable and analyzes customer credit worthiness, customer concentrations, current economic trends and changes in customer payment patterns. Reserves are recorded primarily on a specific identification basis. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. As of December 31, 2014 and 2013, the Company had no allowance for doubtful accounts.

Reportable Segment
The Company has one reportable segment.   The Company’s activities are interrelated and each activity is dependent upon and supportive of the other. Accordingly, all significant operating decisions are based on analysis of financial products provided as a single global business.

Revenue Recognition
The Company’s revenue recognition policies are in compliance with Staff accounting bulletin (SAB) 104. Revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collectability is probable. Revenue generally is recognized net of allowances for returns and any taxes collected from customers and subsequently remitted to governmental authorities.

Cost of Revenue
Cost of revenue consists primarily of outside consultants, commissions, and installed software associated with the delivery of our consulting services.

Income Taxes
The Company utilizes Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 740, Income Taxes, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that were included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company follows FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, (codified in FASB ASC Topic 740). When tax returns are filed, it is likely that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination. Interest associated with unrecognized tax benefits is classified as interest expense and penalties are classified in selling, general and administrative expenses in the statements of income.

As of December 31, 2014 and 2013, the Company had not taken any significant uncertain tax positions on its tax returns for 2014 and prior years or in computing its tax provision for 2014.

Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk are cash, accounts receivable and other receivables arising from its normal business activities.  The Company places its cash in what it believes to be credit-worthy financial institutions.

Risks and Uncertainties
The Company is subject to risks from, among other things, competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements and technologies and limited operating history.

Contingencies
Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur.  The Company’s management and legal counsel assess such contingent liabilities, and such assessment inherently involves judgment.  In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements.  If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed.  Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

Valuation of Long-Lived Assets
The Company accounts for the impairment of long-lived assets, such as fixed assets, patents and trademarks, under the provisions of FASB ASC 360, “Property, Plant, and Equipment”, which establishes the accounting for impairment of long-lived tangible and intangible assets other than goodwill and for the disposal of a business. Pursuant to FASB ASC 360, we review for impairment when facts or circumstances indicate that the carrying value of long-lived assets to be held and used may not be recoverable. If such facts or circumstances are determined to exist, an estimate of the undiscounted future cash flows produced by the long-lived asset, or the appropriate grouping of assets, is compared to the carrying value to determine whether impairment exists. If an asset is determined to be impaired, the loss is measured based on various valuation techniques, including a discounted value of estimated future cash flows. We report impairment costs as a charge to operations at the time it is recognized.

Intangible Assets
The Company records identifiable intangible assets at fair value on the date of acquisition and evaluates the useful life of each asset.  Finite-lived intangible assets primarily consist of software development capitalized. Finite-lived intangible assets are amortized on a straight-line basis.

Fair Value of Financial Instruments
The Company applies the provisions of ASC 820-10, “Fair Value Measurements and Disclosures.” ASC 820-10 defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. For certain financial instruments, including cash and cash equivalents, restricted cash, accounts receivable, accounts payable and short-term debt, the carrying amounts approximate fair value due to their relatively short maturities. The carrying amounts of the long-term debt approximate their fair values based on current interest rates for instruments with similar characteristics.

The three levels of valuation hierarchy are defined as follows:

Level 1:	Valuations consist of unadjusted quoted prices in active markets for identical assets and liabilities and has the highest priority;

Level 2:	Valuations rely on quoted prices in markets that are not active or observable inputs over the full term of the asset or liability;

Level 3:
Valuations are based on prices or third party or internal valuation models that require inputs that are significant to the fair value measurement and are less observable and thus have the lowest priority.

Management analyzes all financial instruments with features of both liabilities and equity under ASC 480, “Distinguishing Liabilities From Equity” and ASC 815, “Derivatives and Hedging.” Derivative liabilities are adjusted to reflect fair value at each period end, with any increase or decrease in the fair value being recorded in results of operations as adjustments to fair value of derivatives. The effects of interactions between embedded derivatives are calculated and accounted for in arriving at the overall fair value of the financial instruments. In addition, the fair values of freestanding derivative instruments such as warrant and option derivatives are valued using the Black-Scholes model.

Recently Issued Accounting Pronouncements
In April 2014, the FASB issued Accounting Standards Update (“ASU”) 2014-08, “Presentation of Financial Statements (Topic 205) and Property, Plant and Equipment (Topic 360).” ASU 2014-08 amends the requirements for reporting discontinued operations and requires additional disclosures about discontinued operations. Under the new guidance, only disposals representing a strategic shift in operations or that have a major effect on the Company’s operations and financial results should be presented as discontinued operations. This new accounting guidance is effective for annual periods beginning after December 15, 2014. The Company is currently evaluating the impact of adopting ASU 2014-08 on the Company’s results of operations or financial condition.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers, which provides a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and will supersede most current revenue recognition guidance. The standard’s core principle is that a company will recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. ASU 2014-09 will be effective for the Company in the first quarter of its fiscal year ending June 30, 2018. The Company is currently in the process of evaluating the impact of adoption of this ASU on its financial statements.

In June 2014, the FASB issued Accounting Standards Update No. 2014-12, Compensation — Stock Compensation (Topic 718), Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period (a consensus of the FASB Emerging Issues Task Force) (ASU 2014-12). The guidance applies to all reporting entities that grant their employees share-based payments in which the terms of the award provide that a performance target that affects vesting could be achieved after the requisite service period. The amendments require that a performance target that affects vesting and that could be achieved after the requisite service period be treated as a performance condition. For all entities, the amendments in this Update are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. Earlier adoption is permitted. The effective date is the same for both public business entities and all other entities. The Company is currently evaluating the impact of adopting ASU 2014-12 on the Company’s results of operations or financial condition.

In August 2014, the FASB issued Accounting Standards Update No. 2014-15, Presentation of Financial Statements – Going Concern (Subtopic 205-40), Disclosure of Uncertainties about an Entities Ability to Continue as a Going Concern (ASU 2014-15). The guidance in ASU 2014-15 sets forth management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern as well as required disclosures. ASU 2014-15 indicates that, when preparing financial statements for interim and annual financial statements, management should evaluate whether conditions or events, in the aggregate, raise substantial doubt about the entity’s ability to continue as a going concern for one year from the date the financial statements are issued or are available to be issued. This evaluation should include consideration of conditions and events that are either known or are reasonably knowable at the date the financial statements are issued or are available to be issued, as well as whether it is probable that management’s plans to address the substantial doubt will be implemented and, if so, whether it is probable that the plans will alleviate the substantial doubt. ASU 2014-15 is effective for annual periods ending after December 15, 2016, and interim periods and annual periods thereafter. Early application is permitted. The Company is currently in the process of evaluating the impact of adoption of this ASU on its financial statements.

In January 2015, the FASB issued Accounting Standards Update No. 2015-01, Income Statement – Extraordinary and Unusual items (Subtopic 225-20), Simplifying Income Statement Presentation by Eliminating the Concept of Extraordinary Items (ASU 2015-01). The amendment eliminates from U.S. GAAP the concept of extraordinary items. This guidance is effective for the Company in the first quarter of fiscal 2017. Early adoption is permitted and allows the Company to apply the amendment prospectively or retrospectively. The adoption of this guidance is not expected to have a material impact on the Company’s financial statements.

In April 2015, the FASB issued ASU 2015-03, Simplifying the Presentation of Debt Issuance Costs which changes the presentation of debt issuance costs in financial statements. ASU 2015-03 requires an entity to present such costs in the balance sheet as a direct deduction from the related debt liability rather than as an asset. Amortization of the costs will continue to be reported as interest expense. It is effective for fiscal years and interim periods within those fiscal years beginning after December 15, 2015.  Early adoption is permitted. The new guidance will be applied retrospectively to each prior period presented.  The adoption of this guidance is not expected to have a material impact on the Company’s financial statements.

In July 2015, the FASB issued ASU 2015-11, Inventory — Simplifying the Measurement of Inventory.  ASU 2015-11 requires inventory to be subsequently measured using the lower of cost and net realizable value, thereby eliminating the market value approach.  Net realizable value is defined as the “estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal and transportation.”  ASU 2015-11 is effective for reporting periods beginning after December 15, 2016 and is applied prospectively.  Early adoption is permitted.  The Company is evaluating the impact, if any, of adopting this new accounting guidance on its financial statements.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company's present or future consolidated financial statements.

Note 4 – ACCOUNTS RECEIVABLE

Accounts receivable are recorded at the invoiced amount and net of allowances for doubtful accounts.  The allowance for doubtful accounts represents management’s estimate of the amount of probable credit losses in existing accounts receivable, as determined from a review of past due balances and other specific account data. The assessment includes actually incurred historical data as well as current economic conditions.  Account balances are written off against the allowance when management determines the receivable is uncollectible.   As of December 31, 2014 and 2013, the Company had accounts receivable of $432,508 and $142,478, respectively.

Note 5 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

As of December 31, 2014 and 2013, accounts payable and accrued expenses consisted of the following:

	12/31/2014	12/31/2013
Accounts payable	$47,373	$49,582
Sales tax payable	16,253	-
Accrued expenses	84,176	36,013
	$147,802	$85,595

Note 6- TRADE FINANCING

The Company has a “Receivables Purchase Agreement” with a third party (the “Purchaser”), pursuant to which the Company offers to sell its accounts receivables to the purchaser with full recourse. The Purchaser shall maintain a 10% required reserve account representing an unpaid portion of the purchase price, to ensure Company’s performance with the provisions of the agreement. Purchaser may apply a portion of the purchase price to the reserve account in the amount of the reserve shortfall and the Company shall pay to purchaser on demand the amount of any reserve shortfall. The Company shall pay to the purchaser a fixed discount, which shall accrue on each purchased account from the date of initial payment up to three business days following the date on which the account is either collected or from the account debtor or settled by the Company. The Company shall pay to the purchaser a variable discount on each purchased account from the date of initial payment up to the date of accrual termination. The Company granted a continuing first priority security interest in the accounts receivables of the Company. As of December 31, 2014 and 2013, the Company had outstanding balances of $361,645 and $123,908, respectively.

Trade financing fees and interest charges for the years ended December 31, 2014 and 2013 were $32,051 and $15,056, respectively.

Note 7 – INCOME TAX

The Company files its own federal and state income tax returns.  The Company elected to be treated as an “S” Corporation for income tax purposes, and the member is taxed directly on the profits and losses of the Company.  The Company is liable for corporate franchise taxes in Texas.

As of December 31, 2014 and 2013, the Company was liable for corporate franchise taxes of $9,039 and $0, respectively.

Note 8- CUSTOMER CONCENTRATION

The Company had certain customers whose revenue individually represented 10% or more of the Company’s total revenue, or whose accounts receivable balances individually represented 10% or more of the Company’s total accounts receivable, as follows:

For the years ended December 31, 2014 and 2013, two customers accounted for approximately 66% and two customers accounted for approximately 64% of revenue, respectively.

At December 31, 2014, one customer accounted for approximately 82% of accounts receivable.  At December 31, 2013, two customers accounted for approximately 74% of accounts receivable.

Note 10 –SUBSEQUENT EVENTS

Management has evaluated subsequent events or transactions occurring through the date the financial statements were issued. Management concluded that no additional subsequent events required disclosure in these financial statements.

On July 27, 2015, the Company entered into a definitive membership interest purchase agreement under which Code Rebel Corporation, a publicly-traded company, acquired all of the outstanding membership interests of the Company for a combination of cash and stock valued at $9.25 million. The acquisition closed on July 31, 2015.